EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 26, 2024, with respect to the consolidated financial statements of TD SYNNEX Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
April 30, 2024